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                                                                   EXHIBIT 10.12

                                Roberts & Green
              One Hollow Lane, Suite 208, Lake Success, NY  11040
                       516-627-3600     FAX 516-627-8443
                              EMAIL  RGI@USA.NET


April 6, 1998


Mr. Lee W. Hill
Linkon Corporation
140 Sherman Street
Fairfield, CT  06430

Dear Mr. Hill:

Roberts & Green ("R&G") is pleased to offer investment banking and financial advisory services to Linkon Corporation ("Linkon" or "the Company"). The general nature of R&G's services will be to assist the Company in (i) strengthening its capital structure, (ii) enhancing its corporate outlook, (iii) establishing and executing the Company's business plan; and (iv) assisting in the negotiation of any acquisitions, joint ventures, and mergers.

1. Retention: With the acceptance of this Letter Agreement ("Agreement") the Company hereby retains Roberts & Green, Inc. as the exclusive financial advisor for the Company from the date hereof (the "Engagement Period").

2. Services: R&G will perform such other services as are required by the Company and are customarily performed by investment bankers and financial advisors; including locating and negotiating acquisitions.

3. Compensation: R&G's compensation for its role as investment banker will be determined as follows:

          a) R&G shall receive a fee of $5,000 per month, plus disbursements that it incurs on behalf of the Company. Such disbursements shall include, but not be limited to travel, production costs, entertainment, and postage and delivery services. The monthly fee will be limited to eighteen (18) months and is not subject to early termination.

          b) R&G, or its designees, shall be issued a Stock Purchase Warrant ("Warrant") for 1,000,000 shares of the Company's common stock at $1.50 per share. The
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               Warrant shall be issued concurrent with the acceptance of this
               Agreement and expire eighteen (18) months from the date hereof. The common stock of the Company underlying this option shall carry "piggy-back" registration rights which shall be subject to underwriter's cutback provisions, allow R&G, or its designees, to include the common stock underlying the Warrant in any registration statement filed by the Company with the Securities and Exchange Commission.

          c) With respect to additional financial transactions such as mergers or acquisitions, R&G will render financial consulting and investment banking services as requested by the Company. If R&G locates a merger or acquisition candidate or acts as lead bank in a transaction, a separate fee will be negotiated at the time of transaction.

R&G's engagement hereunder may be terminated at any time with or without cause by either R&G or the Company upon ten days' written notice thereof to the other party on the third month anniversary of the effective date of this engagement letter, provided, however, that R&G will continue to be entitled to the full amount of the fees set forth in paragraph (c) above in the event that at any time prior to the expiration of six months after such termination occurs which involves (x) an investor identified in writing to the Company by R&G during the Engagement Period hereunder, or (y) an investor that proposed or to whom the Company proposed or with whom the Company held discussions regarding a Transaction during the Engagement Period hereunder whether or not such discussions were initiated by R&G, and provided, further, that any termination of R&G's engagement by the Company hereunder shall not affect the Company's obligation to pay the fees and expenses to the extent provided in paragraphs (a) and (b) above, and to indemnify R&G and certain related entities with respect to actions and omissions prior to such termination as provided in the separate letter agreement referred to below.

No advice rendered by R&G, whether formal or informal, may be disclosed in whole or in part, or summarized, excerpted from or otherwise publicly referred to, without R&G's prior written consent, provided that this shall not apply to business or offering materials prepared by the Company upon which R&G has commented or provided input. In addition, R&G, in its role as financial advisor, may not be otherwise publicly referred to without its prior written consent.

This Agreement constitutes the final, complete and exclusive agreement between the parties and supersedes all prior agreements and understandings, written or oral, related to the subject matter hereto. This Agreement can not be amended or modified except with the written consent of both parties. This Agreement may not be assigned or rights or obligations delegated, except in conjunction with the merger, consolidation or sale of assets of a party. This Agreement shall be governed by New York law, excluding the choice of law provisions thereof, and each party consents to the judicial jurisdiction of the courts of the State of New York, New York County.
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We are delighted to accept this engagement and look forward to working with you on this assignment. Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed duplicate of this Agreement.

                                    Very truly yours,

                                    ROBERTS & GREEN, INC.


                                    By:  /s/ James Scibelli
                                         --------------------------
                                         James Scibelli
                                         President


Accepted and Agreed;

LINKON CORPORATION

By:  /s/ Thomas V. Cerabona
     ----------------------------
     Thomas V. Cerabona